Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of NW Tech Capital, Inc. (the "Registrant") on Form 10-Q for the quarter ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Wheeler, Chief Executive Officer and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

NW Tech Capital, Inc.

Date: August 12, 2008	By:	/s/ James A. Wheeler
James A. Wheeler Chief Executive Officer and Chief Financial Officer